UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2006

SIRONA DENTAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-22673	11-3374812
(Commission File Number)	(IRS Employer Identification No.)

30-00 47TH AVENUE
LONG ISLAND CITY, NEW YORK 11101
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (718) 937-5765

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

On June 20, 2006, the exchange transaction (the “Exchange”) between Sirona Dental Systems, Inc., formerly known as Schick Technologies, Inc. (the “Company”), Sirona Holding GmbH (“Sirona”) and Sirona Holdings Luxco S.C.A. closed, as previously reported. For accounting purposes, the Exchange will be accounted for as a reverse acquisition of the Company by Sirona. The historical financial statements of Sirona will become the historical financial statements of the  registrant, and the acquisition by Sirona of the assets and liabilities of  the Company will be accounted for under the purchase method of accounting. Results of operations of the  Company and its wholly owned New York subsidiary will be included in the financial statements from June 20, 2006, the effective date of the Exchange.

Prior to the Exchange, Sirona, the accounting acquirer in the Exchange, retained KPMG Deutsche Treuhand-Gesellschaft (“KPMG”) as independent accountants and Schick Technologies, Inc. retained Grant Thornton LLP (“Grant Thornton”) as its independent accountants. On June 22, 2006, the  registrant’s Audit Committee unanimously approved KPMG, Sirona’s independent auditor prior to the Exchange, as the  registrant’s independent auditor and approved the dismissal of Grant Thornton.

Grant Thornton

Grant Thornton’s reports on Schick Technologies, Inc.’s financial statements as of and for each of its two fiscal years ended March 31, 2006 and 2005 (collectively, the “Prior Fiscal Years”), contained no adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

There were no disagreements (“Disagreements”) between the Company and Grant Thornton in connection with the audits of the Prior Fiscal Years, or during the period through June 21, 2006 (the “Interim Period”) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of  such Disagreements in connection with its reports for the Prior Fiscal Years.

There were no “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, during either (i) the Prior Fiscal Years or (ii) the Interim Period.

Pursuant to Item 304(a)(3) of Regulation S-K, the Company has provided Grant Thornton with a copy of this Report and Grant Thornton has provided the Company with a response addressed to the Securities and Exchange Commission as to Grant Thornton’s agreement with the statements made in this Item 4.01 relating to Grant Thornton. Such response is attached hereto as Exhibit 16.1.

KPMG

As mentioned above, in connection with the Exchange, the  registrant’s Audit Committee unanimously approved KPMG as the  registrant’s independent auditor.

Since KPMG was the independent accountant of Sirona, the accounting acquirer, and the registrant’s historical financial statements are the historical financial statements of Sirona, Sirona consulted with KPMG regarding the accounting for the Exchange. However, those discussions were neither a condition to the Exchange nor a condition of approving the appointment of KPMG as the Company’s independent registered public accounting firm.

The Company did not consult with KPMG, either during the Prior Fiscal Years or the Interim Period, with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a Disagreement or a “reportable event.”

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

16.1                           Letter from Grant Thornton LLP to the Securities and Exchange Commission

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRONA DENTAL SYSTEMS, INC.
(Registrant)

Dated: June 26, 2006	By:	/s/ Jost Fischer
Jost Fischer
Chairman, President and Chief Executive Officer